UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2017

ORBCOMM Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33118	41-2118289
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 W. Passaic Street

Rochelle Park, New Jersey 07662

(Address of Principal Executive Offices) (Zip Code)

(703) 433-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement and Security Agreement

On December 18, 2017, ORBCOMM Inc. (the “Company”) and certain of its subsidiaries (the “Guarantors”) entered into a senior secured revolving credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), as administrative agent and collateral agent.

The Credit Agreement provides for a revolving credit facility (the “Facility”) in an aggregate principal amount of up to $25,000,000 for working capital and general corporate purposes.

The Facility matures on December 18, 2022 (the “Maturity Date”).

At the Company’s election, extensions of loans under the Facility will bear interest at an alternative base rate or an adjusted LIBO rate, plus an applicable margin as described below:

The applicable interest margins are 1.50% in the case of alternative base rate loans and 2.50% in the case of adjusted LIBO rate loans.

The Facility will be secured by a first priority security interest in substantially all of the Company’s and its subsidiaries’ assets under a Security Agreement among the Company, its subsidiaries and JPMorgan Chase (the “Security Agreement”). The Facility has no scheduled principal amortization until the Maturity Date. Subject to the terms set forth in the Credit Agreement, the Company may borrow, repay and reborrow the Facility at any time prior to the Maturity Date.

The Credit Agreement contains customary representations and warranties, conditions to funding, covenants and events of default.

The Credit Agreement contains covenants that, among other things, limit the Company’s and its restricted subsidiaries’ ability to: (i) incur or guarantee additional indebtedness; (ii) pay dividends, make other distributions or repurchase or redeem capital stock; (iii) prepay, redeem or repurchase certain indebtedness; (iv) make loans and investments; (v) sell, transfer or otherwise dispose of assets; (vi) incur or permit to exist certain liens; (vii) enter into certain types of transactions with affiliates; (viii) enter into agreements restricting the Company’s subsidiaries’ ability to pay dividends; and (ix) consolidate, amalgamate, merge or sell all or substantially all of their assets; subject, in all cases, to certain specified exceptions. Such limitations have various baskets as set forth in the Credit Agreement.

The foregoing description of the covenants under the Credit Agreement and the Security Agreement is only a summary and is qualified in its entirety by reference to the full text of the Credit Agreement and the Security Agreement (in each case including the exhibits thereto), copies of which are attached hereto as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K (this “Report”) and are incorporated herein by reference.

Intercreditor Agreement

On December 18, 2017, the Company and the other grantors party thereto entered into a first lien intercreditor agreement (the “Intercreditor Agreement”) with JPMorgan Chase, as collateral agent for the secured parties under the Credit Agreement, and U.S. Bank National Association, as notes collateral agent and trustee for the secured parties under the indenture governing the Company’s 8.0% senior secured notes due 2024 (the “Notes”). The Intercreditor Agreement governs the rights of the lenders under the Credit Agreement and the holders of the Notes with respect to the collateral.

The foregoing description of the Intercreditor Agreement is only a summary and is qualified in its entirety by reference to the full text of the Intercreditor Agreement, a copy of which is filed as Exhibit 10.3 to this Report, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement dated December 18, 2017.

10.2	Security Agreement dated December 18, 2017.

10.3	Intercreditor Agreement dated December 18, 2017.

Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement dated December 18, 2017.

10.2	Security Agreement dated December 18, 2017.

10.3	Intercreditor Agreement dated December 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM INC.

Date: December 22, 2017	By:	/s/ Christian Le Brun
		Name:	Christian Le Brun
		Title:	EVP & General Counsel

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